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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form (S-3 No. 333-______) and related prospectus of CoStar Group, Inc. for the registration of 718,072 shares of its common stock and to the incorporation by reference therein of our report dated March 1, 2000, with respect to the consolidated financial statements of CoStar Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP



McLean, Virginia
June 13, 2000


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